The National Security Group, Inc. 661 East Davis Street Post Office Box 703 Elba, Alabama 36323	EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact M.L. Murdock – Chief Operational Officer @ (334) 897-2273 Ext. 238.

      THE NATIONAL SECURITY GROUP, INC.
DECLARES CASH DIVIDEND

ELBA, ALABAMA (JULY 19, 2004)…THE BOARD OF DIRECTORS OF THE NATIONAL SECURITY GROUP, INC., DECLARED A QUARTERLY DIVIDEND OF $.21 PER SHARE AT ITS MEETING ON JULY 17, 2004. THIS REPRESENTS AN ANNUAL INDICATED DIVIDEND RATE OF $.84 PER SHARE. THIS CASH DIVIDEND IS PAYABLE ON AUGUST 31, 2004 TO SHAREHOLDERS OF RECORD AUGUST 2, 2004. WITH ITS HOME OFFICE IN ELBA, ALABAMA, THE NATIONAL SECURITY GROUP, INC., IS AN INSURANCE HOLDING COMPANY. ITS SHARES ARE TRADED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL NSEC.